SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                  ----------------------------------

                               FORM 8-K

                            CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                           January 31, 2006
                   ----------------------------------
                    (Date of earliest event report)


                        WEYERHAEUSER COMPANY
            (Exact name of registrant as specified in charter)

               Washington            1-4825            91-0470860
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            (State or other       (Commission        (IRS Employer
            jurisdiction of       File Number)       Identification
            incorporation or                             Number)
              organization)


                    Federal Way, Washington 98063-9777
                  (Address of principal executive offices)
                                   (zip code)

             Registrant's telephone number, including area code:
                                (253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

-----	Written communications pursuant to Rule 425 under the Securities Act
	(17 CFR 230.425)
-----	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
	(17 CFR 240.14a-12)
-----	Pre-commencement communications pursuant to Rule 14d-2(b)
	under the Exchange Act(17 CFR 240.14d-2(b))
-----	Pre-commencement communications pursuant to Rule 13e-4(c)
	under the Exchange Act(17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 7.01. Regulation FD Disclosure

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C., 20549

ITEM 7.01. REGULATION FD DISCLOSURE

On January 31, 2006, Weyerhaeuser Company issued a press release stating the
Following:

Weyerhaeuser Real Estate Company to Acquire Maracay Homes

FEDERAL WAY, Wash., Jan. 31, 2006 - Weyerhaeuser Real Estate Company (WRECO), a subsidiary of Weyerhaeuser Company (NYSE: WY), has entered into a definitive agreement to acquire Maracay Homes LLC, a privately-held homebuilder located in Phoenix, Arizona.

"The transaction we're announcing today is part of WRECO's planned growth strategy," said Dan Fulton, WRECO president. "While our legacy operations have been growing organically in their existing and adjacent markets over the past few years, we are diversifying into a new market with the acquisition of a premier homebuilder."

Price and terms of the transaction have not been disclosed. The transaction is subject to customary closing conditions and is expected to close in February. Deutsche Bank Securities acted as exclusive financial advisor to Weyerhaeuser in connection with this transaction.

"Maracay is a sophisticated homebuilder with a strong land position - it controls more than 8,000 lots in the Phoenix market," Fulton said. "With closings of approximately 650 homes last year, the company is a significant builder in the Phoenix market with near term expansion plans into the Tucson market."

"We are fortunate to retain the entire Maracay management team with their proven track record," Fulton said. "Their performance culture, competitive edge and market-tested strategies will assimilate easily into the WRECO family."

Maracay Homes has been known for its innovative home designs and attention to detail since its inception in 1991. The company targets move-up buyers, offering its customers a high level of design and construction choices in customizing their homes. In 1997 it introduced "Flex Design... it's all about choices" because "no two families are alike."

"Homebuyers were asking for more choices in their homes," said David Bessey, president and chief executive officer of Maracay Homes. "They didn't want a home that was identical to the home next door."

Bessey said Flex Design was an immediate success with homebuyers. It allows buyers to choose from pre-engineered and pre-priced options that can significantly change the home. Home buyers can create larger bedrooms, guest casitas, add basements, game rooms over garages, wine rooms, carriage houses, gourmet kitchens and second floors over single level home plans. Buyers can design on line at Maracay's website and take a photo tour of Maracay's model homes at http://www.maracayhomes.com. Since originally launching Flex Design, Maracay Homes has received the Central Arizona Grand MAME award, an award given for excellence in home building, for three consecutive years.

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Weyerhaeuser Company, one of the world's largest integrated forest products companies, was incorporated in 1900. In 2004, sales were $22.7 billion. It has offices or operations in 19 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser's businesses, products and practices is available at http://www.weyerhaeuser.com. For more information contact:
Media - Bruce Amundson  253-924-3047
Analysts - Kathy McAuley  253-924-2058

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SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WEYERHAEUSER COMPANY

                                     By   /s/ Jeanne Hillman
                                          ---------------------------
                                     Its: Vice President and
                                          Corporate Controller
Date:  January 31, 2006